UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Sturm, Ruger & Company, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 23, 2008

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the "Company") will be held at The Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 on the 23rd day of April, 2008 at 10:30 a.m. to consider and act upon the following:

1.	A proposal to elect eight (8) Directors to serve on the Board of Directors for the ensuing year;

2.	A proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the 2008 fiscal year; and

3.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock at the close of business on March 4, 2008 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.  The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company's offices located at 1 Lacey Place, Southport, Connecticut 06890.

The Company's Proxy Statement is attached hereto.

By Order of the Board of Directors

/s/ Leslie M. Gasper
Leslie M. Gasper
Corporate Secretary

Southport, Connecticut
March 14, 2008

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL USING THE POSTAGE-PAID ENVELOPE PROVIDED.

i

Table of Contents

(continued)

Page

EXECUTIVE COMPENSATION	23

Summary Compensation Table	23

All Other Compensation Table For Year 2007	25

Grant of Plan-Based Awards Table For Year 2007	26

Outstanding Equity Awards at Fiscal Year End 2007 Table	28

Option Exercises and Stock Vested in 2007 Table	29

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	30

Payments on Change in Control	30

Covered Terminations and Severance Payments Pursuant to Change in Control Agreements	30

Change in Control Events and Severance Benefits Not Covered by the Severance Agreements	31

Change in Control Definition	32

Termination by Death or Disability	32

Termination by Retirement	32

Voluntary and Involuntary Termination	32

Retention Agreements	33

Potential And Actual Payments Under Severance Agreements Table	33

PENSION PLANS	35

2007 Pension Benefits Table	36

PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP	37

Principal Stockholder Table	37

Beneficial Ownership Table	38

Section 16(A) Beneficial Ownership Reporting Compliance	39

Certain Relationships and Related Transactions	39

PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT AUDITORS	40

Principal Accountants' Fees And Services	40

CODE OF BUSINESS CONDUCT AND ETHICS	42

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2009	42

STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS	42

OTHER MATTERS	43

ii

March 14, 2008

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on April 23, 2008

PROXY SOLICITATION AND VOTING INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Sturm, Ruger & Company, Inc. (the "Company") for use at the 2008 Annual Meeting of Stockholders (the "Meeting") of the Company to be held at 10:30 a.m. on April 23, 2008 at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This Proxy Statement and enclosed proxy are first being sent to stockholders on or about March 14, 2008. This Proxy Statement has been posted and is available on the SEC website at www.sec.gov and the Company’s website at www.ruger.com.

The mailing address of the principal executive office of the Company is 1 Lacey Place, Southport, Connecticut 06890.

If the enclosed proxy is signed and returned, it will be voted in accordance with its terms.  However, a stockholder of record may revoke his or her proxy before it is exercised by: (i) giving written notice to the Company's Secretary at the Company's address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company's Secretary at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy).  All expenses in connection with the solicitation of these proxies, which are estimated to be $120,000, will be borne by the Company.  We encourage our stockholders to contact the Company’s transfer agent, Computershare Investor Services, LLC, or their stockbroker to sign up for electronic delivery of proxy materials in order to reduce printing, mailing and environmental costs.

The Company's Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements, is enclosed herewith and has been posted and is available on the SEC website at www.sec.gov and the Company’s website at www.ruger.com.

Only holders of Common Stock, $1.00 par value, of the Company (the "Common Stock") of record at the close of business on March 4, 2008 will be entitled to vote at the Meeting.  Each holder of record of the issued and outstanding shares of voting Common Stock is entitled to one vote per share.  As of March 1, 2008, 20,571,817 shares of Common Stock were issued and outstanding and there were no outstanding shares of any other class of stock.  The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting.

In accordance with the Company's By-Laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote.  Consequently, the eight nominees who receive the greatest number of votes cast for election as Directors will be elected.  Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes"), will be counted as being present at the Meeting.  However, these shares will not be counted as voting on the election of Directors, with the result that such abstentions and broker non-votes will have no effect as votes on the election of Directors.

The affirmative vote of shares representing a majority of the shares present and entitled to vote is required to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the 2008 fiscal year, which  is  also to be voted on at the Meeting, and to approve any other matters properly presented at the Meeting.  Shares which are voted to abstain on these matters and broker non-votes will be considered present at the Meeting but will not be counted as voting for these matters, with the result that abstention and broker non-votes will have the same effect as votes against the proposal.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Eight Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and has qualified.

Background

Below is a discussion of certain events regarding the Board of Directors that have taken place since January 1, 2007, at which time the members of the Board were Michael O. Fifer, Stephen L .Sanetti, John A. Cosentino, Jr., Richard T. Cunniff, C. Michael Jacobi, John M. Kingsley, Jr.,  Stephen T. Merkel, James E. Service and Ronald C. Whitaker:

➢
On January 22, 2008, Richard T. Cunniff announced his intention to retire from the Board as of April 24, 2007, and the Board voted on that date to amend the By-Laws to reduce the number of Directors to eight as of April 24, 2007, rather than fill the vacancy to be created by Mr. Cunniff's retirement.

➢
On April 24, 2007, the Board amended the Company’s By-Laws to provide that the Chairman of the Board shall be an independent, non- management Director, shall preside at all meetings of the shareholders and Directors, including the executive sessions of non-management Directors, which would generally be held as part of each regularly scheduled Board meeting, and that an independent, non-management Lead Director  shall be designated to preside at all Board meetings in the absence or disability of the Chairman .

➢	On July 20, 2007, the Board restated the Company’s By-Laws to, among other things, set a range for the size of the Board of between five and nine members.

➢
The July 20, 2007 restatement of the By-Laws also provided for the issuance of uncertificated shares in order to allow the Company to participate in the Direct Registration System so that its investors may choose to have their Company shares registered in their names without the issuance of physical certificates.  This system also generally allows investors to electronically transfer their shares to broker-dealers in order to effect transactions without the risk of delays associated with the transfer of paper certificates.

➢
The July 20, 2007 restatement of the By-Laws also addressed certain procedural and timing matters for stockholder proposals, as detailed under “Nominating and Corporate Governance Committee” and “STOCKHOLDER COMMUNICATIONS” below.

➢
On February 5, 2008, the Board established a policy that the maximum number of public boards on which a non-management Director may serve shall be five, inclusive of the Sturm, Ruger & Company, Inc. Board of Directors.

➢	On February 5, 2008, the Board also established a policy requiring that, upon a change in employment, a Director submit a letter of resignation to the Board for its consideration.

DIRECTOR NOMINEES

The following table lists each nominee for Director and sets forth certain information concerning each nominee's age, business experience, other directorships and committee memberships in publicly-held corporations and current Board committee assignments.  All of the eight nominees for Director listed below were elected at last year's Annual Meeting.  If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director listed below.  Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by management of the Company.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships and Current Committee Memberships
James E. Service Age 77 Director since July, 1992

Chairman of the Board (non-executive) of the Company since 2006.  Vice Admiral of the United States Navy (retired). Consultant with PGR Solutions (investment management).  Commander, United States Naval Air Force, Pacific Fleet, from 1985 to 1987.  Former Director of Wood River Medical Center, Ketchum, Idaho.

Adm. Service currently serves as the Company’s Nominating and Corporate Governance Committee Chair, and as a member of the Compensation Committee and Executive Operations Committee.

Stephen L. Sanetti Age 58 Director since March, 1998
Vice Chairman of the Board, President, Chief Operating Officer and General Counsel of the Company since September 25, 2006.  Interim Chief Executive Officer from February 28, 2006 to September 24, 2006, and Vice Chairman, President, Chief Operating Officer and General Counsel as of May 6, 2003.  Prior thereto, Senior Executive Vice President and General Counsel from October 24, 2000.  Prior thereto, Vice President and General Counsel from March 11, 1993.  Governor of the National Shooting Sports Foundation and Hunting & Shooting Sports Heritage Foundation.  Trustee of the Friends of Boothe Park.

John M. Kingsley, Jr. Age 76 Director since April, 1972
Director of the Neurological Institute of New Jersey and Trustee of Brundge, Story and Rose Investment Trust from 1999 to 2003.  Executive Vice President of the Company from 1971 to 1996. Former Vice President of F.S. Smithers & Company.  Former Vice President of Finance, General Host Company.  Former Associate of Corporate Finance of Dillon, Read & Co., Inc.  Former Senior Accountant of Price, Waterhouse & Company.  Mr. Kingsley is a Certified Public Accountant.
Mr. Kingsley is currently the Chairman of the Company’s Audit Committee.

John A. Cosentino, Jr. Age 58 Director since August, 2005
Partner of Ironwood Manufacturing Fund, LP since 2002.  Director of Simonds Industries, Inc. since 2003.  Chairman of North American Specialty Glass, LLC since 2005.  Vice Chairman of Primary Steel, LLC from 2005 to 2007. Partner of Capital Resource Partners, LP from 2000 to 2001, and Director in the following Capital Resource Partners, LP portfolio companies: Universal Voltronics since 2007, Spirit Brands from 1998 to 2006, Pro Group, Inc. from 1999 to 2002, WPT, Inc. from 1998 to 2001, and Todd Combustion, Inc. from 1997 to 1999.  Former Vice President-Operations of the Stanley Works.   Former President of PCI Group, Inc., Rau Fastener, LLC., and Otis Elevator-North America, division of United Technologies.  Former Group Executive of the Danaher Corporation.  Former Director of Integrated Electrical Services, Olympic Manufacturing Company, and the Wiremold Company.
Mr. Cosentino is currently a member of the Company’s Nominating and Corporate Governance Committee, Chairman of the Compensation Committee and Co-Chair of the Executive Operations Committee.

Name, Age, First Became A Director	Business Experience During the Past Five Years, Other Directorships and Current Committee Memberships
C. Michael Jacobi Age 66 Director since June, 2006

President of Stable House 1, LLC, a private real estate development company, since 1999.   President, CEO and Board member of Katy Industries, Inc. from 2001 to 2005.    Former President, CEO and Board member of Timex Corporation.   Member of the Boards of Directors and Audit committees chairman of the Corrections Corporation of America (since 2000) and Webster Financial Corporation (since 1993).   Member of the Board of Directors and Audit committee of Kohlberg Capital Corporation since 2006.  Member of the Board of Directors of Invisible Technologies, Inc. from 2001 to 2006. Mr. Jacobi is a Certified Public Accountant.

Mr. Jacobi is currently a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee and Co-Chair of the Executive Operations Committee.

Stephen T. Merkel Age 56 Director since June, 2006
Private Investor. CEO and Chairman of the Waterbury Companies from 2004 to 2007.  Corporate Vice President, Officer and President of Loctite General Industrial Business from 1999 to 2003.  President of Loctite Americas from 1996 to 1999.  Board member of Turtle Wax, Inc. from 1997 to 2000, and St. Francis Hospital from 2000 to 2004.

Mr. Merkel is currently a member of the Company’s Compensation Committee.

Ronald C. Whitaker Age 60 Director since June, 2006
President, CEO (since 2003) and Board member (since 2001) of Hyco International.   Former President, CEO (from 2000 to 2003) and current Board and executive committee of Strategic Distribution, Inc.  President and CEO of Johnson Outdoors from 1996 to 2000.  CEO, President and Chairman of the Board of Colt’s Manufacturing Co., Inc. from 1992 to 1995.  Board member of Michigan Seamless Tube (since 2004), Group Dekko (since 2006), and Pangborn Corporation (since 2006).  Board member of Precision Navigation, Inc. from 2000 to 2003, Weirton Steel Corporation from 1994 to 2003 and Code Alarm from 2000 to 2002.  Trustee of College of Wooster from 1997 through 2005.

Mr. Whitaker is currently a member of the Company’s Audit Committee.

Michael O. Fifer Age 50 Director since October, 2006
Chief Executive Officer of the Company as of September 25, 2006.  Executive Vice President and President of Engineered Products of Mueller Industries, Inc from 2003 to 2006.  President of North American Operations of Watts Industries, Inc. from 1998 to 2002. Member of the Board of Directors and Audit, Compensation and Special committees of Conbraco Industries from 2003 to 2006.

More than a majority of the current Directors are "independent" under the rules of the New York Stock Exchange, Inc. ("NYSE").  The Board has affirmatively determined that none of Messrs. Cosentino, Jacobi, Kingsley, Merkel, Service and Whitaker has or had a material relationship with the Company or any affiliate of the Company, either directly or indirectly, as a partner, shareholder or officer of an organization (including a charitable organization) that has a relationship with the Company, and are therefore "independent" for such purposes under the rules of the NYSE, including Rule 303A thereof.

Board of Director Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors is committed to good business practice, transparency in financial reporting and the highest level of corporate governance.  To that end, the Board of Directors and its committees continually review the Company's governance policies and practices as they relate to the practices of other public companies, specialists in corporate governance, the rules and regulations of the Securities and Exchange Commission (the "SEC"), Delaware law (the state in which the Company is incorporated) and the listing standards of the NYSE.  As a result of these reviews, the Board has, over the past several years, among other things:

➢	Adopted a revised charter for the Audit Committee;

➢	Adopted a charter for the Compensation Committee;

➢	Established and adopted a charter for the Nominating and Corporate Governance Committee;

➢	Adopted a Code of Business Conduct and Ethics;

➢	Adopted Corporate Board Governance Guidelines;

➢	Adopted a method by which stockholders and other interested parties can send communications to the Board;

➢	Adopted procedures for the succession of the Chief Executive Officer;

➢	Adopted criteria for the selection of new Directors;

➢	Caused the non-management Directors of the Board to meet regularly in executive sessions;

➢
Established a policy that stock options or stock grants for employees will only be granted on the fourth business day following public quarterly filings of the Company’s Forms 10-K or 10-Q in order to allow the investment markets adequate time to analyze and react to recent financial results; and will be issued with an exercise price equal to the mean of the highest and lowest market trading price of the Company’s stock on the New York Stock Exchange on the date of grant;

➢
Established an insider trading policy window for Directors, officers and employees beginning on the fourth business day following public quarterly filings of the Company’s Forms 10-K or 10-Q, and ending on the earlier of the thirtieth day thereafter, the end of the fiscal quarter or the development of material non-public information;

➢	Established a policy that the maximum number of public boards on which a non-management Director may serve is five, inclusive of the Sturm, Ruger & Company, Inc. Board of Directors;

➢	Established a policy requiring that, upon a change in employment, a non-management Director submit a letter of resignation to the Board for its consideration;

➢	Established a policy requiring minimum stock ownership guidelines for Directors and officers;

➢	Established a policy that annual performance bonuses for Company officers be partially paid in the form of deferred stock awards;

➢	Established mandatory holding periods for stock acquired by Directors and officers upon vesting of deferred or restricted stock; and

➢
Established a policy that Directors shall strive to remain aware of important corporate governance issues and educated in good corporate governance practices through participation in appropriate conferences and seminars and membership in associations such as the National Association of Corporate Directors.

Corporate Board Governance Guidelines

The Company's corporate governance practices are embodied in the Corporate Board Governance Guidelines.  A copy of the Corporate Board Governance Guidelines is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in "STOCKHOLDER COMMUNICATIONS" below.

The Company's business and affairs are under the direction of the Board of Directors of the Company pursuant to the General Corporation Law of the State of Delaware as in effect from time to time and the Company's By-Laws.  Members of the Board are kept informed of the Company's affairs through discussions with the Company's executive officers, by careful review of materials provided to them and by participating in meetings of the Board and the committees of the Board.

COMMITTEES OF THE BOARD

 Audit Committee

In 2007, the members of the Audit Committee of the Board were C. Michael Jacobi, John M. Kingsley, Jr. and Ronald C. Whitaker.  Mr. Kingsley served as Audit Committee Chairman.  Each of Messrs., Jacobi, Kingsley and Whitaker are considered "independent" for purposes of service on the Audit Committee under the rules of the NYSE, including Rule 303A thereof, and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").  All members of the Audit Committee are financially literate and have a working familiarity with basic finance and accounting practices.  In addition, the Company has determined that Mr. Kingsley is a "audit committee financial expert" as defined by the SEC rules and regulations.  The Board has also affirmed that Mr. Jacobi's simultaneous service on more than three audit committees, as noted in his business biography under "DIRECTOR NOMINEES", does not impair his ability to effectively serve on the Company's Audit Committee.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its responsibility with respect to its oversight of:  (i) the quality and integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditors.  In addition, the Audit Committee prepares the report required by the SEC rules included in this Proxy Statement.

The Audit Committee is governed by a written charter that has been adopted by the Board.  A copy of the Audit Committee Charter is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in "STOCKHOLDER COMMUNICATIONS" below.

The Audit Committee held eight meetings during 2007, including six telephonic meetings.  All members of the Audit Committee attended at least 75% of the meetings of the committee during their 2007 tenure.  The Annual Report of the Audit Committee is included in this Proxy Statement.

 Report of the Audit Committee*

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion of the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).  In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company, and has received the written disclosures and the letter from the independent auditors as required by Independence Standard Board Standard No. 1 "Independence Discussions with Audit Committees".

The committee discussed with the independent auditors the overall scope and plans for their audit.  The committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.  The committee held eight meetings during fiscal year 2007.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John M. Kingsley, Jr., Audit Committee Chairman
C. Michael Jacobi
Ronald C. Whitaker

February 25, 2008

*
The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Exchange Act (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be "soliciting material" or "filed" under the Acts.

 Compensation Committee

In 2007, the members of the Compensation Committee of the Board were John A. Cosentino, Jr., Stephen Merkel and James E. Service.  Mr. Cosentino served as Compensation Committee Chairman.  Each of Messrs. Cosentino, Merkel and Service are considered "independent" for purposes of service on the Compensation Committee under the rules of the NYSE, including Rule 303A thereof.

The purposes of the Compensation Committee are:  (i) discharging the responsibilities of the Board with respect to the compensation of the Chief Executive Officer of the Company, the other executive officers of the Company and members of the Board; (ii) establishing and administering the Company's cash-based and equity-based incentive plans; and (iii) producing an annual report on executive compensation to be included in the Company's annual proxy statement, in accordance with the rules and regulations of the NYSE and the SEC, and any other applicable rules or regulations. The Compensation Committee has the authority to form and delegate authority to one or more subcommittees, made up of one or more of its members, as it deems appropriate from time to time.

The Compensation Committee is governed by a written charter that has been adopted by the Board.  A copy of the Compensation Committee charter is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in "STOCKHOLDER COMMUNICATIONS" below.

The Compensation Committee held four meetings during 2007.  All members of the Compensation Committee attended all meetings of the committee during their 2007 tenure.  The annual Compensation Committee Report on Executive Compensation is included in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

During the 2007 fiscal year, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee.  No current or past executive officers of the Company serve on the Compensation Committee.

Compensation Committee Report on Executive Compensation *

The committee has reviewed and discussed with management the Compensation Discussion & Analysis.   In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

John A. Cosentino, Compensation Committee Chairman
James E. Service
Stephen T. Merkel
 March 12, 2008

*
The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed to be "soliciting material" or "filed" under the Acts.

Nominating and Corporate Governance Committee

In 2007, the members of the Nominating and Corporate Governance Committee were James E. Service, John A. Cosentino, Jr., C. Michael Jacobi and Richard T. Cunniff, until his retirement from the Board on April 24, 2007.  Admiral Service served as Nominating and Corporate Governance Committee Chairman.  Each of Messrs. Cosentino, Jacobi and Service are, and Mr. Cunniff was, considered "independent" for purposes of service on the Nominating and Corporate Governance Committee under the rules of the NYSE, including Rule 303A thereof.

The Nominating and Corporate Governance Committee is responsible to the Board for identifying, vetting and nominating potential Directors and establishing, maintaining and supervising the corporate governance program.  Some of these responsibilities are discussed in more detail below.

The Nominating and Corporate Governance Committee is governed by a written charter that has been adopted by the Board.  The Nominating and Corporate Governance Committee charter is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in "STOCKHOLDER COMMUNICATIONS" below.

The Nominating and Corporate Governance Committee held four meetings during 2007.  All members of the committee attended all meetings of that committee during their 2007 tenure.

As required under its charter, the Nominating and Corporate Governance Committee has adopted criteria for the selection of new Directors, including, among other things, career specialization, technical skills, strength of character, independent thought, practical wisdom, mature judgment, and gender and ethnic diversity.  Functional skills considered important for Directors to possess include experience as a chief executive or financial officer or similar position in finance, audit, manufacturing, advertising, military, or government, and knowledge and familiarity of firearms and the firearms industry.  The committee will also consider any such qualifications as required by law or applicable rule or regulation, and will consider questions of independence and conflicts of interest.  In addition, the following characteristics and abilities, as excerpted from the Company's Corporate Board Governance Guidelines, will be important considerations of the Nominating and Corporate Governance Committee:

➢	personal and professional ethics, strength of character, integrity and values;

➢	success in dealing with complex problems or have obtained and excelled in a position of leadership;

➢	sufficient education, experience, intelligence, independence, fairness, reasoning ability, practicality, wisdom and vision to exercise sound and mature judgment;

➢	stature and capability to represent the Company before the public and the stockholders;

➢	the personality, confidence and independence to undertake full and frank discussion of the Company's business assumptions;

➢	willingness to learn the business of the Company, to understand all Company policies and to make themselves aware of the Company's finances; and

➢	willingness at all times to execute their independent business judgment in the conduct of all Company matters.

The charter also grants the Nominating and Corporate Governance Committee the responsibility to identify and meet individuals believed to be qualified to serve on the Board and recommend that the Board select candidates for directorships.  The Nominating and Corporate Governance Committee's process for identifying and evaluating nominees for Director, as set forth in the charter, includes inquiries into the backgrounds and qualifications of candidates.  These inquiries include studies by the Nominating and Corporate Governance Committee and may also include the retention of a professional search firm to be used to assist it in identifying or evaluating candidates.  The Nominating and Corporate Governance Committee has previously retained the firm of Korn/Ferry International to assist in the search for qualified Directors.

The Nominating and Corporate Governance Committee has a written policy which states that it will consider Director candidates recommended by stockholders.  There is no difference in the manner in which the Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders and the manner in which it evaluates candidates recommended by other sources.  Shareholder recommendations for the nomination of directors should set forth (a) as to each proposed nominee, (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee and  (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director of the  Company if elected); (b) as to the shareholder giving the notice, (i) their name and address, as they appear on the Company’s books, (ii) the number of shares of the corporation which are beneficially owned by such shareholder and (iii) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and  (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Company which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of a proposed nominee to serve as a director of the Company, including a statement of the qualifications of the candidate and at least three business references.  All recommendations for nomination of directors should be sent  to the Corporate Secretary, Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890.  The Corporate Secretary will accept such recommendations and forward them to the Chairman of the Nominating and Corporate Governance Committee.  In order to be considered for inclusion by the Nominating and Corporate Governance Committee as a candidate at the Company's next Annual Meeting of Stockholders, stockholder recommendations for director candidates must be received by the Company in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than December 24, 2008 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders,) and no later than January 23, 2009 ( 90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders.)

The Company has not rejected any Director candidates put forward by a stockholder or group of stockholders who beneficially owned more than 5 % of the Company's Common Stock for at least one year prior to the date of the recommendation.

 Executive Operations Committee

Effective August 1, 2006, the Board established the Executive Operations Committee to collaborate with the Company's executive team during the recent transition in the management of the Company, and appointed John A. Cosentino, Jr. and C. Michael Jacobi as Co-Chairs and James E. Service as a member of the Executive Operations Committee.  The need to continue the Executive Operations Committee is evaluated by the Board annually, and as a result of such evaluation and upon the recommendation of the Chief Executive Officer, the committee’s continuance has been extended by the Board through 2008.  The Board established the Executive Operations Committee's responsibilities and roles as follows:

➢
To act as the Board's representatives in providing advisory leadership to management as needed, and to ensure that all the expert resources, experiences and skill sets of the Board are constructively deployed in improving the business performance of the Company;

➢	To establish and implement a strategic business plan that enables the delivery of the growth and profitability objectives of the Company's stockholders;

➢
To develop and implement the Ruger Business System, a robust, Company-wide business system based on "lean" principles and practices, designed to become indelibly rooted and capable of sustaining itself beyond the tenure of the current management team;

➢	To identify, recruit and develop key executive and management level personnel needed to execute the Company's strategic and operational plans and to ensure a viable succession plan;

➢	To conduct ongoing oversight of Company operations and business performance, including operations and strategy deployment reviews with executive management;

➢	To identify and explore major initiatives, such as acquisition analyses, major new program proposals and business opportunities; and

➢	To ensure overall executive team effectiveness, collaboration and communication within management and with the Board.

The Executive Operations Committee held ten meetings during 2007.  All members of the committee attended at least 75% of the meetings of the committee during their 2007 tenure.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES

In 2007, each Director attended at least 75% of the total number of 2007 meetings of the Board and its Committees on which he served during his 2007 tenure, with the exception of C. Michael Jacobi, who was unable to attend two telephonic meetings of the Board due to prior commitments, but who was separately apprised in advance of the business of those meetings.

In addition, all then-current members of the Company's Board attended the 2007 Annual Meeting of Stockholders.  It is the policy of the Company that attendance at all meetings of the Board, all committee meetings, and the Annual Meeting of Stockholders is expected, unless the Director has previously been excused by the Chairman of the Board for good cause.  Committee memberships and the number of meetings of the full Board and its committees held during the fiscal year 2007 are set forth in the table below.  All committee memberships were effective as of January 1, 2007. When feasible and appropriate, it is the practice of the Board to hold its regular committee meetings in conjunction with the regular meetings of the Board of Directors.

MEMBERSHIP AND MEETINGS OF THE BOARD AND ITS COMMITTEES TABLE FOR YEAR 2007

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Operations Committee

James E. Service	Chair		Member	Chair	Member
Stephen L. Sanetti*	Vice-Chair
Michael O. Fifer*	Member
John A. Cosentino, Jr.	Member		Chair	Member	Co-Chair
Richard T. Cunniff (1)	Member			Member
C. Michael Jacobi	Member	Member		Member	Co-Chair
John M. Kingsley, Jr.	Member	Chair
Stephen T. Merkel	Member		Member
Ronald C. Whitaker	Member	Member
Number of Meetings Held in 2007	6 includes 2 telephonic	8 includes 7 telephonic	4	4	10

Notes to Membership and Meetings of the Board and its Committees Table

*Non-independent Board member.

(1)             Richard T. Cunniff retired from the Board on April 24, 2007.

NON-MANAGEMENT DIRECTORS

The non-management members of the Board meet regularly in executive sessions, and each such meeting is led by the non-executive Chairman of the Board, or in his absence, a presiding Director.  James E. Service has served as the non-executive Chairman of the Board since February 24. 2006.  Richard T. Cunniff served as presiding Director from September 11, 2005 until his retirement on April 24, 2007.  Historically, the non-management Director with the greatest length of service as a Company Director was chosen annually for a one-year term as presiding Director at the first executive session held in concurrence with the organizational meeting of the Board held after each Annual Meeting of Stockholders.  On April 24, 2007, the By-Laws were amended to define the Chairman of the Board as an independent, non-management Director who would also preside at all meetings of the Board, including meetings of the non-management Directors in executive session, which would generally occur as part of each regularly scheduled Board meeting.  The April 24, 2007 By-Law amendment also provided that an independent, non-management Lead Director would be named to preside at stockholder, Board and executive session meetings and to act as an intermediary between the non-management Directors and management of the Company when special circumstances exist or communication out of the ordinary course is necessary, such as the absence or disability of the non-executive Chairman of the Board.  John A. Cosentino, Jr. was appointed Lead Director by the Board on April 24, 2007.

Only non-management, independent Directors served on any committees of the Board.

DIRECTOR AND COMMITTEE COMPENSATION

The Board believes that compensation for the Company’s independent Directors should be a combination of cash and equity-based compensation.  The Directors and the Compensation Committee annually review Director compensation utilizing published compensation studies.  Any recommendations for changes are made to the full Board by the Compensation Committee.  In 2006 and 2007, as a result of these reviews, the Directors fee structure was changed as described below.

Director's Fees and Other Compensation

As of June 1, 2006, the Board approved a fee schedule whereby all non-management independent Directors receive annual retainer compensation of $75,000.  The retainer compensation is paid as $50,000 in cash and $25,000 in restricted stock.  In addition to the annual retainer fees, the Board Chairman receives $20,000, the Audit Committee Chairman receives $10,000 and the Compensation Committee Chairman and the Nominating and Corporate Governance Committee Chairman each receive $7,500.  Payment for service on more than two committees was discontinued effective January 1, 2007. As of August 1, 2006, the Board established an Executive Operations Committee, as described above, and established additional committee fees of $50,000 per year for this Committee's Co-Chairs and $7,500 per year for its members.

The annual retainer award of $25,000 worth of restricted stock was initially deferred subject to stockholder ratification of the 2007 SIP at the 2007 Annual Meeting of Stockholders.  Pending such ratification, the independent Directors received $25,000 per year in additional cash compensation, prorated from June 1, 2006 and continuing until June 30, 2007. On May 4, 2007, the date that the shares authorized under the 2007 Stock Incentive Plan were registered with the SEC following the April 24, 2007 stockholder ratification of the plan, the Board received their first annual awards of $25,000 worth of restricted stock and therefore discontinued the payment of additional cash compensation.  The Board also approved the retroactive reduction of their cash compensation from $75,000 to $50,000 per year effective April 1, 2007, the quarter in which the 2007 Stock Incentive Plan was approved by the Company’s stockholders.

Under the 2007 Stock Incentive Plan, options to purchase 20,000 shares of the Company's Common Stock are granted to Directors when they are first elected at an exercise price equal to the closing price on the date of award.  These options vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter. Until the April 24, 2007 ratification of the 2007 Stock Incentive Plan, these options were previously granted under the 2001 Stock Option Plan for Non-Employee Directors.

Directors are covered under the Company's business travel accident insurance policy for $300,000 while traveling on Company business, and are covered under the Company's director and officer liability insurance policies for claims alleged in connection with their service as a Director.

All Directors were reimbursed for out-of-pocket expenses related to attendance at meetings.

DIRECTORS' COMPENSATION TABLE FOR YEAR 2007

The following table reflects the cash and equity compensation received during the 2007 fiscal year by each non-management Director who served on the Company's Board and the committees of the Board.  Please see "SUMMARY COMPENSATION TABLE" for disclosure of Directors' fees paid to management Directors in the 2007 fiscal year.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3)(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation ($)	Total Director Compensation (6) ($)
James E. Service	$91,250	$25,000				$116,250
John A. Cosentino, Jr.	$113,750	$25,000	$11,244			$149,994
Richard T. Cunniff (7)	$37,500					$37,500
C. Michael Jacobi	$106,250	$25,000	$11,360			$142,610
John M. Kingsley, Jr.	$66,250	$25,000		$16,724		$107, 974
Stephen T. Merkel	$56,250	$25,000	$11,360			$92,610
Ronald C. Whitaker	$56,250	$25,000	$11,360			$92,610

Notes to Directors' Compensation Table

(1)	See "DIRECTOR'S FEES AND OTHER COMPENSATION" above.

(2)
Represents grant date dollar value of one-year-deferred restricted stock awards worth $25,000 each awarded to each non-management independent director on  May 4, 2007 under the 2007 Stock Incentive Plan in accordance with the Director fee schedule approved June 1, 2006.

(3)
Non-qualified stock option awards were granted as of date of election to Board under the Company's 2001 Stock Option Plan for Non-Employee Directors at an exercise price equal to the closing price of the Common Stock on the date of grant.  These options vest and become exercisable in four equal annual installments of 25% of the total options awarded, beginning on the date of grant and on each of the next three anniversaries thereafter.  See “INDEPENDENT DIRECTORS’ OUTSTANDING OPTION AWARDS AT FISCAL YEAR-END 2007 TABLE” below for further information.

(4)
This column represents the grant date fair value amount recognized for financial reporting purposes calculated in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123R "Share-based Payments."  See Note 5 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(5)
This column represents the sum of the change in pension value in 2007 for each Director, and applies only to Directors who were former employees of the Company.  Mr. Kingsley is the only Director who is a former employee of the Company.  Mr. Kingley's total change in pension value is related to his service as Executive Vice President of the Company from 1971 to 1996.  No Director received preferential or above-market earnings on deferred compensation (also see Note 6 below).  The change in pension value is calculated based on a 5.75% discount rate, the 2000 Group Mortality Table, average earnings and service credits as of December 31, 2007, and in the case of the SERP, a COLA assumption of 1.5% per year.  See "PENSION PLANS" and the "PENSION BENEFITS TABLE" below for additional information, including the present value assumptions used in the calculation.

(6)	The Company's non-management Directors do not receive non-equity incentive plan compensation, pension or medical plan benefits or non-qualified deferred compensation.

(7)	Richard T. Cunniff retired from the Board on April 24, 2007.

 Directors’ Beneficial Equity Ownership

In 2006 the Board set a minimum equity ownership requirement for Non-Management Directors of five times their annual base cash retainer of $50,000, to be achieved within five years of the later of the date of adoption or the date of a Director's election.  As Directors are expected to hold a meaningful ownership position in the Company, a significant portion of overall Director compensation is intended to be in the form of Company equity.  This has been partially achieved through options granted to each independent Director under the 2001 Stock Option Plan for Non-Employee Directors and through option grants and restricted stock awards under the 2007 Stock Incentive Plan, which was approved at the 2007 Annual Shareholders Meeting.  The current amounts of Common Stock beneficially owned by each Director may be found in the "BENEFICIAL OWNERSHIP TABLE" below.

  INDEPENDENT DIRECTORS’ OUTSTANDING OPTION AWARDS AT FISCAL YEAR END 2007 TABLE

The following table sets forth outstanding option awards issued to the Company’s Independent Directors under the 2001 Stock Option Plan for Non-Employee Directors and 2007 Stock Incentive Plan.  See “BENEFICIAL OWNERSHIP TABLE” below for information regarding each Company Director’s total beneficial ownership.

	Number of Securities Underlying Unexercised Options (1)
Name of Independent Director	Exer- cisable (2) (#)	Unexer- cisable (2) (#)	Grant Date	Option Exercise Price (4) ($)	Option Vesting Date	Option Expiration Date
James E. Service	20,000	0	1/5/2001	$9.875	1/5/2004	1/5/2011
John A. Cosentino, Jr.	15,000	5,000	8/1/2005	$10.88	8/1/2008	8/1/2015
C. Michael Jacobi	10,000	10,000	6/1/2006	$6.15	6/1/2009	6/1/2016
John M. Kingsley, Jr.	20,000	0	1/5/2001	$9.875	1/5/2004	1/5/2011
Stephen T. Merkel	10,000	10,000	6/1/2006	$6.15	6/1/2009	6/1/2016
Ronald C. Whitaker	10,000	10,000	6/1/2006	$6.15	6/1/2009	6/1/2016
Total	85,000	35,000

Notes to Independent Directors’ Outstanding  Option Awards at Fiscal Year End Table

(1)	Awards of options to purchase the Company's Common Stock represented in this table were granted pursuant to the Company's 1998 Stock Incentive Plan.

(2)
Options awarded to Independent Directors upon their date of election vest and become exercisable in four equal annual installments of 25% of the total number of options awarded, beginning on the date of grant and on each of the next succeeding three anniversaries thereafter and have a 10 year term.  Amounts shown as exercisable or unexercisable reflect the vesting status of each Director’s options within 60 days of March 1, 2008.

(3)	This column represents the exercise price of awards of options to purchase the Company's Common Stock which exercise price was not less than the closing price on the grant date.

COMPENSATION DISCUSSION AND ANALYSIS
 What is the Company's Philosophy Regarding Compensation and what are the Compensation Program Objectives and Rewards?

The Company's executive compensation program is designed to reward both corporate and individual performance in an environment that reflects commitment, responsibility and adherence to the highest standards of ethics and integrity.  Recognition of both individual contributions as well as overall business results permits an ongoing evaluation of the relationship between the size and scope of the Company's operations, its performance and its executive compensation.

The program's objectives are to attract, retain and motivate the workforce that helps to ensure our future success, support a lean and flexible business model culture and to help achieve overall business objectives in order to provide our stockholders with a superior rate of return.

What are the Company's Governance Practices Regarding Compensation?

Stockholders:
The 2007 Stock Incentive Plan (the “2007 SIP”), which was approved by the stockholders at the Company's 2007 Annual Meeting, replaced all previous stock incentive plans. The Company does not have any stock plans that are not stockholder-approved.

Board and Compensation Committee and Nominating and Corporate Governance Committee:
The Compensation Committee and the Board determine the compensation of the Company's executive officers, including the individuals whose compensation is detailed in this Proxy Statement.  The Compensation Committee, which is composed entirely of independent Directors, establishes and administers compensation programs and philosophies.  The Compensation Committee ensures that stockholder-approved plans are administered in accordance with good governance practices and stockholder intent.  The Compensation Committee is responsible for approval of salaries, bonuses and long-term incentive compensation paid to executive officers, bonus pools for non-executive employees, retirement formulas for executive officers, deferred compensation plans, and any employment and change-in-control agreements.  In addition, the performance of each executive officer is evaluated by the Nominating and Corporate Governance Committee and reported to the full Board.  The full Board reviews the Compensation Committee and Nominating and Corporate Governance Committee reports and acts on recommendations of the Compensation Committee.

Management:
The Chief Executive Officer's views regarding the performance and recommended compensation levels for the Company's executive officers are discussed with all of the non-management Directors, including the Compensation Committee and the Nominating and Corporate Governance Committee.  Within management, the Chief Executive Officer and the Secretary serve as liaisons with these committees.

What are the Company's Governance Practices Regarding Stock Options?

The use of equity compensation is a significant component of the Company's overall compensation philosophy and is one that the Company plans to continue.  The Company's philosophy is built on the principles that equity compensation should seek to align participants' actions and behaviors with stockholders' interests, be market-competitive, and be able to attract, motivate and retain the best employees, independent contractors and Directors.

The Compensation Committee and the Board consider recommendations from the Chief Executive Officer in establishing appropriate option grants to officers or employees.  The Company's policy for setting the timing of stock option grants does not allow executives to have any role in choosing the price of their options or other stock awards.  The Company  has never "back dated" or re-priced options or other stock awards, and on February 5, 2008, the Board clarified the 2007 Stock Incentive Plan to state that repricing of options is not allowed under the plan.  On October 23, 2007, the Company  also established a policy that stock options or stock grants for employees will be issued only on the fourth business day following public quarterly filing of the Company’s Forms 10-K or 10-Q in order to allow the investment markets adequate time to assimilate the current financial information, and will be valued at the mean between the highest and lowest sales prices of the Company’s common stock on the New York Stock Exchange on the date of grant.  Prior to October 23, 2007, employee option awards were valued at the closing price of the Company's Common Stock on the date of grant.

The Compensation Committee approves stock option awards, including the specific number of options granted to specific individuals, which are then ratified by the full Board

All stock option awards have been, and will continue to be, subject to the approval of the Compensation Committee and the Board.  The Company's Corporate Secretary is responsible for issuing grants upon their approval by the Compensation Committee and the Board and maintaining records of all grants issued, exercised or terminated in accordance with the terms of the 1998 Stock Incentive Plan, 2001 Stock Option Plan for Non-Employee Directors and the 2007 SIP.

What are the Elements of Compensation?

The key elements of the Company's executive compensation consist of:

Cash Compensation:	Base salary and performance bonuses.

Equity Compensation:
Pursuant to the Company's 2007 Stock Incentive Plan approved by the Company’s stockholders on April 24, 2007, which replaced all prior stock incentive plans, the Company may make grants of stock options, restricted stock, deferred stock and stock appreciation rights (“SARS”), any of which may or may not require the satisfaction of performance objectives.)

Retirement Benefits:
Until December 31, 2007, the Company offered a tax-qualified defined-benefit Salaried Employee's Retirement Income Plan (the “Pension Plan”) to all salaried employees and a non-qualified defined-benefit Supplemental Executive Retirement Plan (the “SERP”) to one employee and two retired employees.  In 2007, the Company’s Pension Plan was amended so that employees will no longer accrue benefits under it effective December 31, 2007.  This action “freezes” the benefits for all employees and prevents future hires from joining the plans, effective December 31, 2007.  Starting in 2008, the Company will provide supplemental discretionary contributions to substantially all employees’ individual 401(k) Plan accounts. In 2007, the Company’s SERP was amended effective December 31, 2007 so that lump-sum payments of the benefits accrued were paid to the one employee and one of the two retiree participants.  There are no current employees participating in the SERP.  For further discussion, see "PENSION PLANS" below.

Health, Welfare and Other Insurance Benefits:
The Company offers the same health and welfare benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance and other similar benefits.  Because these benefits are offered to a broad class of employees, the cost is not required by SEC rules to be included in the "SUMMARY COMPENSATION TABLE" below.

Officers are covered under the Company's business travel accident insurance policy for $1,000,000 while traveling at any time.  Officers are also covered under the Company's director and officer liability insurance policies for claims alleged in connection with their service as an officer, as applicable.

Severance Agreements:
The Company has a Severance Policy that covers all employees.  In addition, the officers of the Company are offered specific severance agreements that provide severance benefits to them when their employment terminates as a result of a change in control or by the Company without cause.  For further discussion, see “Potential Payments Upon Termination or Change in Control” below.

Why Does the Company Choose to Pay Each Element?

The Company’s compensation and benefits programs is designed to fulfill the Company's need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to enable the Company to achieve its business objectives while upholding our values in a highly competitive marketplace.  The reasons for each of the elements of compensation are:

•	Base salaries and retirement and welfare benefits are designed to attract and retain employees over time;

•	Incentive bonuses, which are paid in cash or a combination of cash and deferred stock, are designed to focus executives and employees on important Company-wide performance goals;

•
Long-term equity incentives, including non-qualified or incentive stock options, SARS and restricted stock and deferred stock awards are designed to focus executives' efforts on their individual contributions to the long-term success of the Company, as reflected in increases to the Company's stock prices over a period of several years, growth in its earnings per share and other measurements of corporate performance; and

•
Severance Agreements, which are designed to facilitate the Company's ability to attract and retain talented executives and encourage them to remain focused on the Company's business during times of corporate change.

As a result of the Company's equity and non-equity incentive plan awards, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance.  The Compensation Committee intends to continue the policy of linking executive compensation to corporate and individual performance, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

How Does the Company Determine the Amount/Formula for Each Element?

Generally, each element of compensation is evaluated independently to determine whether it is competitive within the market as a whole, and then the aggregate compensation is evaluated to determine whether it is competitive and reasonable within the market as a whole, as further described below.

How are Salaries Determined?

Salaries for executive officers are determined by considering historical salaries paid by the Company to officers having certain duties and responsibilities, by comparing those salaries to required market rates for compensation of new executives being recruited to the company, and then evaluating the current responsibilities of the officer’s position, the scope and performance of the operations under their management and the experience and performance of the individual.

In making its salary decisions, the Compensation Committee places its emphasis on the particular executive's experience, responsibilities and performance.  No specific formula is applied to determine the weight of each factor.  The Compensation Committee has historically followed a policy of using incentive bonus awards rather than base salary to reward outstanding performance, and base salaries are not typically adjusted each year.

How are Bonuses Determined?

The Company's executive officers are eligible for an annual performance incentive bonus and discretionary bonuses.  The annual performance incentive bonuses are based on operating performance metrics and goals approved by the Compensation Committee and ratified by the Board.  Discretionary bonuses are awarded under special circumstances and are approved by the Compensation Committee and ratified by the Board. All employees, including the officers, shared the same goals for 2007.  In 2008, all employees will participate in a quarterly profit sharing and supervisory employees, management-level employees and officers will additionally participate in the performance-based incentive bonus program.

Under the performance based incentive program, bonus opportunities range from between 0% to 150% of each employee's incentive bonus grade level, depending on the Company's operating performance results.  Incentive bonus grade levels for individuals vary from 5% to 75% of their annual base salary or hourly wage compensation.

The Company has adopted a policy that officers of the Company shall have 25% of any performance incentive bonus that is earned paid in three-year-deferred stock in lieu of cash.  The quantity of deferred stock shall be determined based upon a 1/3 discount to market price, which discount shall cliff vest after the three year deferral period is completed.

How are Equity Compensation Awards Determined?

Equity compensation awards are given to key employees and officers of the Company to align their long-term interests with those of the shareholders.  In 2006 the Company adopted a practice whereby key new executives hired by the Company would receive an initial, one-time award of stock options with time-based vesting.  New Vice Presidents were granted 100,000 such options and the new Chief Executive Officer was granted 400,000 such options.  In 2007, the Company extended the practice to include more modest, annual awards of options with performance-based vesting.  The Chief Executive Officer was granted 40,000 such options and the other Named Executive Officers were granted 15,000 such options.  Other officers and senior managers rated for their superior performance were also granted such options in quantities reflecting the level of their responsibility.  It is anticipated that the Company will continue to grant annual performance-based stock options in similar quantities going forward.

The performance-based options vest only upon achievement of earnings-based operating goals within three years of grant.  If the goals are not met within three years of grant, the options do not vest and they expire.

The Compensation Committee considers previous grants, tenure and responsibilities of an executive and the recommendation of the Chief Executive Officer when determining the amount of stock awards to be granted.

In early 2007 the Company also awarded restricted stock grants to the officers of the Company equal to 10% of their base salary in recognition of their performance during the transition year of 2006.  These awards were intended to be a one-time grant.  In 2007 the Company also awarded a $250,000 restricted stock grant to the Chief Executive Officer of the Company in accordance with the terms of his 2006 employment offer from the Company.

What are the Company’s Ongoing Plans for Plan-Based Equity Compensation?

The Company intends to consider annually the grant of performance-based stock options for management-level employees as described above.  The performance goals will likely vary from year to year and will be based on the perceived needs of the business at the time of the award.

The Company does not currently anticipate expansion of the equity compensation program as described above.

How is the Chief Executive Officer's Performance Evaluated and Compensation Determined?

The Nominating and Corporate Governance Committee, the Compensation Committees and the Board as a whole annually evaluate the performance and review the compensation of the Chief Executive Officer utilizing a variety of criteria.  The job objectives established for the Chief Executive Officer are:

➢	To promote and require the highest ethical conduct by all Sturm, Ruger & Company, Inc. employees and demonstrate personal integrity consistent with the Company's Corporate Governance Guidelines.

➢	To establish, articulate and support the vision for the Company that will serve as a guide for expansion.

➢	To align physical, human, financial and organizational resources with strategies.

➢	To communicate strategies and alignment in a clear manner so that every employee understands their personal role in the Company's success.

➢	To establish succession planning processes in order to select, coordinate, evaluate and promote the best management team.

➢	To keep the Board informed on strategic and business issues.

Evaluation of the Chief Executive Officer's performance with regard to these job objectives is rated on the following business skills and performance achievement:

➢	Leadership: his ability to lead the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented.

➢
Strategic Planning:  his development of a long-term strategy, establishment of objectives to meet the expectations of stockholders, customers, employees and all Company stakeholders, consistent and timely progress toward strategic objectives and obtainment and allocation of resources consistent with strategic  objectives.

➢
Financial Goals and Systems:  his establishment of appropriate and longer-term financial objectives, ability to consistently achieve these goals and ensuring that appropriate systems are maintained to protect assets and control operations.

➢
Financial Results:  his ability to meet or exceed the financial expectations of stockholders, including continuous improvement in operating revenue, cash flow, net income, capital expenditures, earnings per share and share price.

➢	Succession Planning: his development, recruitment, retention, motivation and supervision of an effective top management team capable of achieving objectives.

➢
Human Resources:  his ensuring development of effective recruitment, training, retention and personnel communication plans and programs to provide and motivate the necessary human resources to achieve objectives.

➢	Communication: his ability to serve as the Company's chief spokesperson and communicate effectively with stockholders and all stakeholders.

➢
Industry Relations:  his ensuring that the Company and its operating units contribute appropriately to the well being of their communities and industries, and representation of the Company in community and industry affairs.

➢
Board Relations:  his ability to work closely with the Board to keep them fully informed on all important aspects of the status and development of the Company, his implementation of Board policies, and his recommendation of policies for Board consideration.

The Chief Executive Officer's compensation levels are determined after performance evaluations based on published compensation studies, the Chief Executive Officer's demonstrated abilities and contributions to the success of the Company, and the overall results of Company operations.

 What is the Chief Executive Officer’s Compensation History?

Michael O. Fifer joined the Company as Chief Executive Officer on September 25, 2006, with an annual base salary of $400,000, an option award to purchase 400,000 shares of the Company’s Common Stock under the 1998 Stock Incentive Plan, a $75,000 bonus for 2006, a 75% target bonus opportunity thereafter, a $250,000 restricted stock award to be issued under the 2007 SIP, and reimbursement for temporary living, commuting and relocation expenses with related tax gross-up.  Mr. Fifer’s compensation has not changed since he joined the Company in 2006.

Does the Company Pay for Perquisites?

The Company believes in limited perquisites for its Directors and executive officers.  Perquisites include discounts on Company products, which are available to all Company employees and Directors.  The Company has a Relocation Policy covering all employees based on their grade level that provides various levels of temporary living and relocation expense reimbursements, payment of related taxes, and the use of Company vehicles for business purposes.  Temporary living and relocation reimbursements and related tax payments for the Named Executive Officers are disclosed in the “SUMMARY COMPENSATION TABLE” below.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes total compensation paid or earned by the Company's Name Executive Officers (those officers who served as Chief Executive Officer or Chief Financial Officer during 2007, and the three other officers who received the highest compensation in 2007) who served in such capacities during 2007.  (For narrative disclosure of the philosophy and structure of the Company's equity compensation earned by the Named Executive Officers, please refer to the "COMPENSATION DISCUSSION AND ANALYSIS" above.)

Named Executive Officer and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)		Change in Pension Value and Non-qualified Deferred Compensation Earnings (4) ($)		All Other Compen- sation (5) ($)	Total ($)

Michael O. Fifer (6) Chief Executive Officer and Director	2007 2006	$400,000 $107,692		$15,385 $75,000	$290,000 $0	$193,360 $43,280	(7)	$10,989 $2,463		$191,860 $11,551	$1,101,594 $239,986

Stephen L. Sanetti (8) Vice Chairman of the Board of Directors, President, Chief Operating Officer and General Counsel	2007 2006	$325,000 $322,917	(9)	$12,500 $113,750	$32,500 $0	$11,648 $0		$96,899 $36,149	(10) (10)	$4,526 $516	$483,073 $473,332

Thomas A. Dineen Vice President, Treasurer and Chief Financial Officer	2007 2006	$197,917 $168,250		$7,692 $52,500	$20,000 $0	$44,242 $0		$9,729 $4,321		$10,133 $108	$289,713 $225,179

Robert R. Stutler Vice President of Prescott Operations	2007 2006	$225,000 $220,000		$8,654 $67,500	$22,500 $0	$11,648 $0		$101,067 $67,950		$13,087 $792	$381,956 $356,242

Thomas P. Sullivan (11) Vice President of Newport Operations	2007 2006	$235,000 $89,104		$9,038 $50,000	$23,500 $0	$49,568 $14,431	(12)	$6,333 $683		$40,831 $104,332	$364,270 $258,550

Notes to Summary Compensation Table

(1)
Includes discretionary bonuses awarded by the Board of Directors. For Michael O. Fifer and Thomas P. Sullivan, 2006 amounts represent signing bonuses awarded upon their employment with the Company.  For a description of the Company’s bonus structure see the "COMPENSATION DISCUSSION AND ANALYSIS" above.

(2)	See "OPTIONS EXERCISED AND STOCK VESTED IN 2007 TABLE" below for further information regarding stock granted to each Named Executive Officer.

(3)
This column represents the dollar amount grant date value recognized for financial statement reporting purposes with respect to each fiscal year for the fair value of stock options granted to the Named Executives Officers in 2007 and 2006, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R "Share-based Payments."  See Note 5 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.  Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules. See "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007 TABLE" below for further information regarding stock options granted to each Named Executive Officer.

(4)
This column represents the sum of the change in pension value in 2007 and 2006 for each of the named executives.  No named executive officer received preferential or above-market earnings on deferred compensation.  For 2007, the change in pension value is calculated based on a 5.75% discount rate, average earnings and service credits as of December 31, 2007, the 2000 Group Mortality Table, and in the case of the SERP, a COLA assumption of 1.5% per year.  See "PENSION PLANS" and the "PENSION BENEFITS TABLE" below for additional information.

(5)
This column represents:  (i) relocation and temporary living and related tax gross-ups; (ii) taxable value of Company products received; (iii) taxable premiums paid by the Company for group term life insurance; and (iv) Employer safe-harbor matching contributions made under the Company’s 401(k) Plan.  See "ALL OTHER COMPENSATION TABLE" below for additional information.

(6)	Michael O. Fifer joined the Company as Chief Executive Officer effective September 25, 2006, and was appointed to the Board of Directors on October 19, 2006.

(7)
The grant date value recognized for financial statement reporting purposes of Mr. Fifer's options to purchase 400,000 shares of the Company's Common Stock, awarded September 25, 2006, was $811,496, but was misstated as $1,348,000 in the 2006 Proxy Statement.  See "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007 TABLE" below for additional information.

(8)	Stephen L. Sanetti served as interim Chief Executive Officer from February 28, 2006 to September 25, 2006, when Mr. Fifer joined the Company as Chief Executive Officer.

(9)
For 2006, includes $3,000 for Director's Fees and $3,250 for Meeting Fees paid to Mr. Sanetti pursuant to the Company's policy in effect until June 1, 2006.  See "DIRECTOR'S FEES AND OTHER COMPENSATION" above.

(10)
This includes a change in accumulated pension value under the Company's Pension Plan for Mr. Sanetti as follows: 2006 - $29,501; 2007 - $61,809, and under the Company's Supplemental Executive Retirement Income Plan as follows: 2006 - $6,648; 2007 - $35,090.  Mr. Sanetti elected on December 20, 2007 to receive a lump sum payout of the value of his accrued benefits under that plan of $989,889, which was paid to him on February 1, 2008.

(11)	Thomas P. Sullivan was appointed Vice President of Newport Operations on August 14, 2006.

(12)
The grant date value recognized for financial statement reporting purposes of Mr. Sullivan's option to purchase 100,000 shares of the Company's Common Stock, awarded August 14, 2006, which will be recognized over the five year vesting period was $189,630, but was misstated as $315,000 in the 2006 Proxy Statement.  See "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007 TABLE" below for additional information.

ALL OTHER COMPENSATION TABLE FOR YEAR 2007

Named Executive Officers	Year	Relocation and Temporary Living and Related Tax Gross-Ups ($)	Taxable Value of Company Products Received ($)	Taxable Premiums Paid by the Company for Group Term Life Insurance ($)	Company Matching 401(k) Plan Contributions (1) ($)	Total ($)
Michael O. Fifer	2007 2006	$175,613 (2) $11,506 (2)		$260 $45	$15,987 $0	$191,860 $11,551
Stephen L. Sanetti	2007 2006			$516 $516	$4,010 $0	$4,526 $516
Thomas A. Dineen	2007 2006			$108 $108	$10,025 $0	$10,133 $108
Robert R. Stutler	2007 2006		$824 $0	$792 $792	$11,471 $0	$13,087 $792
Thomas P. Sullivan	2007 2006	$31,251 (3) $104,287 (3)		$180 $45	$9,400 $0	$40,831 $104,332

Notes to All Other Compensation Table

(1)
Consists of matching contributions in 2007 made under the Sturm, Ruger & Company, Inc. 401(k) Plan, to the Named Executive Officers who participated in the Company’s 401(k) Plan, based on their deferrals for the 2007 401(k) Plan year.  Salaried employees were not eligible to participate in the Company’s 401(k) Plan in 2006.

(2)
Consists of reimbursements for Mr. Fifer’s temporary living and relocation expenses, as follows: 2007 -  $65,038 for real estate closing costs,$30,000 for incidental relocation expenses , $6,801 for commuting and $73,774 for related  tax gross-ups ; 2006 - $3,202 for temporary lodging, $377 for meals, $2,937 for commuting,  and $4,990 for related  tax gross-ups.

(3)
Consists of reimbursements for Mr. Sullivan’s temporary living and relocation expenses, as follows: 2007 -  $12,500 for temporary lodging, $10,255 for relocation costs and $8,496 for related tax gross-ups; 2006 -  $25,797 for temporary lodging, $36,000 for real estate closing costs, $10,000 for incidental relocation expenses, $1,172 for non-move travel, $421 for Company vehicle use and $30,897 for related tax gross-ups.

GRANT OF PLAN-BASED AWARDS TABLE FOR YEAR 2007

The following table reflects estimated possible payouts under equity incentive plans to the Named Executive Officers during the fiscal year 2007 from the 2007 Stock Incentive Plan approved by the Company’s stockholders on April 24, 2007, consisting of performance-based option awards, time-based option awards and deferred stock awards.  (For narrative disclosure of bonuses that were not awarded pursuant to an incentive plan and the equity awards that were granted pursuant to an incentive plan as described in the table below, please see the "COMPENSATION DISCUSSION AND ANALYSIS" above.)

			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards (1):	All Other Option Awards (2)(3)
Named Executive Officers	Grant Date	Type of Award (1)(2)(3)(4)	Thres- hold ($)	Target (#)	Max- imum (#)	Number of Securities Underlying Stock Granted (#)	Number of Securities Underlying Options Granted #	Exercise Price of Option Awards or Base Price of Stock Awards(5) ($/Share)	Grant Date Fair Value (6) (7) ($)
Michael O. Fifer	4/24/07	Performance-Based Option Award					40,000	$13.39	$31,060
	4/24/07	Stock Award (8)				21,657		$13.39	$290,000
Stephen L. Sanetti	4/24/07	Performance-Based Option Award					15,000	$13.39	$11,648
	4/24/07	Stock Award				2,477		$13.39	$32,500
Thomas A. Dineen	4/24/07	Performance-Based Option Award					15,000	$13.39	$11,648
	4/24/07	Time-Based Option Award					65,000	$13.39	$32,594
	4/24/07	Stock Award				1,493		$13.39	$20,000
Robert. R. Stutler	4/24/07	Performance-Based Option Award					15,000	$13.39	$11,648
	4/24/07	Stock Award				1,680		$13.39	$22,500
Thomas P. Sullivan	4/24/07	Performance-Based Option Award					15,000		$11,648
	4/24/07	Stock Award				1,755		$13.39	$1,755

Notes to Grant of Plan-Based Awards Table

(1)
Gross number of restricted stock awards granted on April 24, 2007 to the Named Executive Officers based on 10% of each individual’s annual base salary and the closing price of the Common Stock as of the date of grant, and having a one-month deferral term. In accordance with the terms of the 2007 Stock Incentive Plan, certain of the Named Executive Officers receiving stock grants elected to receive “cashless” grants, whereby the taxes related to the acquisition of their stock grants were deducted from the gross amount of shares to which they were entitled.  Mr. Fifer and Mr. Dineen paid the taxes related to the acquisition of their stock grants in cash and received the full amount of their stock grants.  In all cases, fractional shares were paid in cash.

(2)
Performance-based options awarded to the Named Executives Officers which vest upon achievement of certain earnings-based operating goals within three years of their grant.  If these goals are not met within three years of grant, these awards do not vest and will expire.  If vesting is achieved, these options become exercisable on the first anniversary of their vesting date.

(3)
Time-based options awarded to Named Executive Officers which vest and became exercisable in five equal annual installments of 20% of the total number of options awarded, beginning on the date of first anniversary of the date of grant and on each of the next succeeding four anniversaries thereafter and have a 10 year term.

(4)
No SARS were granted.  All Grants to Named Executive Officers under the Company's 2007 Stock Incentive Plan include a provision for acceleration of vesting in certain change in control situations, and have a ten year term.  Options to purchase the Company's Common Stock have never been repriced, and are not permitted to be repriced per the terms of the 2007 Stock Incentive Plan.

(5)
Represents the per share exercise price of the options, or base price of restricted stock, granted in 2007 to each named executive, which was the closing price of the Common Stock as of the date of grant.

(6)
Amounts shown for Option awards represents the dollar amount (grant date value) recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to the named executives, in 2007 as well as prior fiscal years, in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards Statement of Financial Accounting Standards (SFAS) No. 123R "Share-based Payments."  See Note 5 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.  Any estimate of forfeitures related to service-based vesting conditions are disregarded pursuant to the SEC Rules. The total grant date value of the performance-based options granted in 2007 which will be recognized over the three year vesting period for the Named Executive Officers was as follows: Mr. Fifer - $135,811, Mr. Sanetti - $50,929, Mr. Dineen - $50,929 , Mr. Stutler - $50,929 and  Mr. Sullivan - $50,929.  The total grant date value of the time-based options granted to Mr. Dineen which will be recognized over the five year vesting period is $237,519.

(7)
Amounts shown for stock awards represent grant date value of stock granted to the Named Executive Officers on April 24, 2007 based on 10% of each individual’s annual base salary and the closing price of the Common Stock as of the date of grant.  These amounts are included in the “SUMMARY COMPENSATION TABLE” above.

(8)
Mr. Fifer’s stock awards granted on April 24, 2007 also included a restricted stock award valued at $250,000 which was approved by the Board of Directors upon Mr. Fifer’s September 25, 2006 employment subject to stockholder approval of the 2007 Stock Incentive Plan. This stock award was calculated based on the closing price of the Common Stock as of the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007 TABLE

The following table reflects outstanding grants whose ultimate value is unknown and has not been realized (i.e. dependent on future results) for the Named Executive Officers. (For information on stock options and grants made in 2007 to the Named Executive Officers, see the “GRANTS OF PLAN-BASED AWARDS TABLE” above.)

	Option Awards (1)
	Number of Securities Underlying Unexercised Options
Named Executive Officer	Exer- cisable (2) (#)	Unexer- cisable (2) (#)	Equity Incentive Plan Awards: Unearned Options (3) (#)	Grant Date	Option or Base Exercise Price (4) ($)	Option Vesting Date	Option Expiration Date
Michael O. Fifer	80,000	320,000		9/25/2006	$7.32	9/25/2011	9/25/2016
			40,000	4/24/2007	$13.39		4/24/2017
Stephen L. Sanetti*			15,000	4/24/2007	$13.39		4/24/2017
Thomas A. Dineen *			15,000	4/24/2007	$13.39		4/24/2017
	13,000	52,000		4/24/2007	$13.39	4/24/2012	4/24/2017
Robert R. Stutler *			15,000	4/24/2007	$13.39		4/24/2017
Thomas P. Sullivan	20,000	80,000		8/14/2006	$6.85	8/14/2011	8/14/2016
			15,000	4/24/2007	$13.39		4/24/2017
Total	120,000	545,000	115,000

Notes to Outstanding Equity Awards at Fiscal Year End Table

*Exercised vested options under the 1998 Stock Incentive Plan during 2007.  See “OPTIONS EXERCISED AND STOCK VESTED TABLE” below for more information.

(1)
Awards of options to purchase the Company's Common Stock and restricted stock awards represented in this table were granted pursuant to the Company's 1998 Stock Incentive Plan prior to the stockholder approval of the 2007 Stock Incentive Plan.  As of April 24, 2007, all awards were granted pursuant to the 2007 Stock Incentive Plan.  See “COMPENSATION DISCUSSION AND ANALYSIS” above for more information.

(2)
Amounts shown as exercisable or unexercisable reflect the vesting status of each individual’s options within 60 days of March 1, 2008. Time-based options awarded to Named Executives vest and became exercisable in five equal annual installments of 20% of the total number of options awarded, beginning on the date of first anniversary of the date of grant and on each of the next succeeding four anniversaries thereafter and have a 10 year term.  Pre-2007 options shown for Messrs. Fifer, Sullivan and Killoy were awarded on their individual dates of hire. See “COMPENSATION DISCUSSION AND ANALYSIS” above for more information.

(3)
Performance-based options awarded to the Named Executives Officers vest upon achievement of certain earnings-based operating goals within three years of their grant.  If these goals are not met within three years of grant, these awards do not vest and will expire.  If vesting is achieved, these options become exercisable on the first anniversary of their vesting date.  See “COMPENSATION DISCUSSION AND ANALYSIS” above for more information.

(4)	This column represents the exercise price of awards of options to purchase the Company's Common Stock which exercise price was not less than the closing price on the grant date,

OPTION EXERCISES AND STOCK VESTED IN 2007 TABLE

The following table sets forth the value of equity realized by the Named Executive Officers upon exercise of vested options or the vesting of deferred stock during 2007. (For further information on stock options and grants made in 2007 to the Named Executive Officers, see the “GRANTS OF PLAN-BASED AWARDS TABLE” above.)

	Option Awards (1)		Stock Awards (2)
Named Executive Officer	Number of Shares Acquired on Exercise (3) (#)	Value Realized Upon Exercise (4) ($)	Number of Shares Acquired Upon Vesting (5) (#)	Value Realized on Vesting (6) $
Michael O. Fifer			21,657	$290,000
Stephen L. Sanetti	200,000	$1,699,500	2,427	$32,500
Thomas A. Dineen	35,000	$262,763	1,493	$20,000
Robert R. Stutler	100,000	$849,750	1,680	$22,500
Thomas P. Sullivan			1,755	$23,500
Total	335,000	$2,812,013	29,012	$388,500

Notes to Options Exercised and Stock Vested Table

(1)
Reflects certain Named Executive Officers’ 2007 exercise of options to purchase Company’s Common Stock issued under the Company's 1998 Stock Incentive Plan on December 31, 1998 with an exercise price of $11.9375 per share.

(2)
Reflects acquisition of deferred stock awards granted on April 24, 2007 to the Named Executive Officers under the Company's 2007 Stock Incentive Plan based on the closing price of the Common Stock as of the date of grant and having a one-month deferral term.

(3)
Consists of gross number of shares acquired upon exercise.  In accordance with the terms of the 1998 Stock Incentive Plan, all of the Named Executive Officers exercising options elected to make “cashless” exercises, whereby the exercise price and taxes related to the exercise of options were deducted from the gross amount of shares to which they were entitled.  In all cases, fractional shares were paid in cash.

(4)
Consists of the taxable fair market value of shares acquired upon exercise.  In accordance with the terms of the 1998 Stock Incentive Plan, all of the Named Executive Officers exercising options elected to make “cashless” exercises, whereby the exercise price and taxes related to the exercise of options were deducted from the gross amount of shares to which they were entitled.  In all cases, fractional shares were paid in cash.

(5)
Consists of gross number of shares acquired upon vesting.  In accordance with the terms of the 2007 Stock Incentive Plan, certain of the Named Executive Officers receiving stock grants elected to receive “cashless” grants, whereby the taxes related to the acquisition of deferred stock were deducted from the gross amount of shares to which they were entitled.  Mr. Fifer and Mr. Dineen paid the taxes related to the acquisition of their stock grants in cash and received full amount of their stock grants.  In all cases, fractional shares were paid in cash.

(6)
Consists of the taxable fair market value of shares acquired upon vesting.  In accordance with the terms of the 2007 Stock Incentive Plan, certain of the Named Executive Officers receiving stock grants elected to receive “cashless” grants, whereby the taxes related to the acquisition of deferred stock were deducted from the gross amount of shares to which they were entitled.  Mr. Fifer and Mr. Dineen paid the taxes related to the acquisition of their stock grants in cash and received full amount of their stock grants.  In all cases, fractional shares were paid in cash.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments on Change in Control

In the event of a potential change in control of the Company, it is vitally important that executives be able to continue working in the best interest of our stockholders.  For that reason, in 2006, the Company entered into severance agreements (the "Severance Agreements") with certain executive officers designed to provide salary and medical benefit continuance in the event of the termination of his or her employment under certain circumstances.  These agreements are not employment contracts and do not specify an employment term, compensation levels or other terms or conditions of employment.

There are also change-in-control provisions in the stock option agreements issued pursuant to the Company's stockholder-approved 1998 Stock Incentive Plan and 2007 Stock Incentive Plan.

The 2006 Severance Agreements have both single and double trigger components.  The "single trigger" arrangements require payout immediately upon a change in control and in situations where there is a "double trigger" a Change in Control must be followed by an involuntary loss of employment, a reduction in salary or duties or other event for the Named Executive Officer to be eligible to receive severance benefits.

On February 5, 2008, the Board approved a revised form of severance agreement which has been offered to, and is under consideration by, all of the Company’s executive officers.  The revised form of severance agreement is intended to standardize the severance benefits to be provided and simplify and standardize the language of the severance agreements.  It also expands those benefits to include base salary and medical insurance continuation in cases of termination without cause for a minimum of 12 months and a maximum of 18 months.  Absent the revised form of severance agreement, benefits in cases of termination without cause are covered by the Employee Severance Plan, a formal severance plan for all employees, and under which officers will receive one month's salary per year of service, plus medical insurance continuation, for a minimum of six months and a maximum of 18 months.

Covered Terminations and Severance Payments Pursuant to Change in Control Agreements

Each of the Named Executive Officers entered into a Severance Agreement that provides for the following:

Michael O. Fifer

Michael O. Fifer's severance agreement provides for severance benefits, if during the term of the agreement:  (A) he is terminated without cause or (B) there is a Change in Control and a subsequent reduction of his salary or a diminution of his duties and thereafter he terminates his employment.  In the situation described in clause (A) above, he will receive a lump sum cash payment equal to 18 months of his annual base salary.  In the situation described in clause (B) above, he will receive an amount equal to a lump sum cash payment equal to 18 months of his annual base salary and 100% of his target cash bonus and continued insurance benefits.  Such continued insurance benefits are to be paid by Mr. Fifer for a period equal to the greater of:  (x) the remaining term in effect under his Severance Agreement at the time of the Change in Control or (y) the period that such coverage would be maintained if Mr. Fifer was fully eligible to receive severance benefits as is otherwise maintained by the Company for full time employees, for a period not to exceed two years from the date that Mr. Fifer's employment with the Company ceases.

Stephen L. Sanetti

Stephen L. Sanetti's Severance Agreement provides for severance benefits, if during the term of the agreement:  (A) there is a Change in Control and he is terminated or (B) he is no longer President (this is a Change in Control event as defined in Mr. Sanetti's Severance Agreement) and thereafter he terminates his employment, or there is a subsequent reduction in his salary and thereafter he terminates his employment.  In the either of the situations described in clauses (A) and (B), he will receive:  (i) a lump sum cash payment equal to the greater of (a) 18 months of annual base salary and 100% of his target bonus or (b) ½ month of salary for each year of employment service to the Company; and (ii) continued insurance benefits.  Such continued insurance benefits are to be paid by Mr. Sanetti for a period equal to the greater of:  (x) the remaining term in effect under his Severance Agreement at the time of the Change in Control or (y) the period that such coverage would be maintained if Mr. Sanetti was fully eligible to receive severance benefits as is otherwise maintained by the Company for full time employees, for a period not to exceed two years from the date that Mr. Sanetti's employment with the Company ceases.

Thomas A. Dineen and Robert R. Stutler

Thomas A. Dineen's and Robert R. Stutler's Severance Agreements provide for severance benefits, if during the term of each agreement:  (A) there is a Change in Control and thereafter the officer terminates his employment or (B) there is a Change in Control and a subsequent reduction in salary or diminution of duties and thereafter he terminates employment.  In either of the situations described in clauses (A) and (B) above, the executive officer will receive:  (i) a lump sum cash payment equal to the greater of (a) 18 months of annual base salary and 100% of target bonus or (b) ½ month of salary for each year of employment service to the Company; and (ii) continued insurance benefits.  Such continued insurance benefits are to be paid by the executive, for a period equal to the greater of:  (x) the remaining term in effect under his Severance Agreement at the time of the Change in Control or (y) the period that such coverage would be maintained if the executive was fully eligible to receive severance benefits as is otherwise maintained by the Company for full time employees for a period not to exceed two years from the date that the executive's employment with the Company ceases.

Thomas P. Sullivan

Thomas P. Sullivan's Severance Agreement provides for severance benefits, if during the term of the agreement:      (A) there is a Change in Control and he is terminated or (B) there is a Change in Control and he no longer reports directly to the Chief Executive Officer and thereafter he terminates his employment, or there is a Change in Control and a subsequent reduction in his salary and thereafter he terminates his employment.  In either of the situations described in clauses (A) and (B) above, he will receive (i) a lump sum cash payment equal to the greater of (a) 18 months of base salary and 100% of his target bonus or (b) ½ month of salary for each year of employment service to the Company; and (ii) continued insurance benefits.  Such continued insurance benefits are to be paid by Mr. Sullivan, for a period equal to the greater of:  (x) the remaining term in effect under his Severance Agreement at the time of the Change in Control or (y) the period that such coverage would be maintained if Mr. Sullivan was fully eligible to receive severance benefits as is otherwise maintained by the Company for full time employees, for a period not to exceed two years from the date that Mr. Sullivan's employment with the Company ceases.

In all cases, payment of severance benefits will be subject to the six-month deferral requirements of under the IRS Tax Code Section 409A.  All of the agreements have a one-year term, subject to automatic renewal on each anniversary of its date unless either side gives notice of intent not to renew at least one year in advance.  The amount of severance and benefits are generally determined based on competitive market practices for executives at this level.  The Compensation Committee also takes into consideration that executives at this level generally require a longer timeframe to find comparable jobs because there are fewer jobs at this level in the market and often have a large percentage of their personal wealth dependent on the status of the Company, given the fact that a large part of their compensation is stock option-based.

 Change in Control Events and Severance Benefits Not Covered by the Severance Agreements

The 1998 Stock Incentive Plan and 2007 Stock Incentive Plan provide for accelerated vesting of stock awards that the executive has already received, not for additional payments.  The 1998 Stock Incentive Plan has a single trigger component, the Change in Control event.  In other words, if there is a Change in Control event, the accelerated vesting of stock-based compensation will occur whether or not the executive's employment is terminated.  This further protects the executive because it provides him or her with an opportunity to exercise and vote the option shares as a stockholder. The 2007 Stock Incentive Plan also has a single trigger change in control accelerated vesting component which will apply unless, in the case of a merger or acquisition of the Company by another business entity, the surviving, continuing, or purchasing corporation assumes the awards previously issued under that plan.

In addition, under the Company's current practice, the Named Executive Officers are potentially eligible to receive certain severance benefits in the event that they are terminated without cause other than in a Change in Control circumstance from  the Sturm, Ruger & Company, Inc. Employee Severance Plan, a formal severance plan for all employees approved by the Board in 2006, and under which officers, in the event of termination without cause, will receive one month's salary per year of service, plus medical insurance continuation, for a minimum of six months and a maximum of 18 months.  On February 5, 2008, the Board approved a revised form of severance agreement which has been offered to all of the Company’s executive officers.  The revised form of severance agreement expands the severance benefits to include base salary and medical insurance continuation in cases of termination without cause for a minimum of 12 months and a maximum of 18 months.

The Company's SERP provides that in the event of a Change in Control, participants in pay status will receive a lump-sum payment equal to the present value of the participant's benefit.  Those not in pay status immediately prior to a Change in Control will:  (i) become fully vested upon the change in control and (ii) if their employment with the Company is terminated under certain circumstances within three years after a Change in Control, become entitled to a lump-sum payment following such termination of employment.  However, on December 20, 2007, Stephen L. Sanetti, the only current employee participating in the SERP during 2007, elected to receive a lump-sum cash settlement of his accrued SERP benefits on February 1, 2008.

Change in Control Definition

Generally, under the Severance Agreements and the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan, a "Change in Control" will be deemed to have occurred:

•	When any person acquires a significant percentage of the voting power of the Company (50% or more under the 1998 Stock Incentive Plan, and 25% or more under the 2007 Stock Incentive Plan);

•	If a majority of the Board members change, unless the new Directors are elected or nominated for election byat least two-thirds of the existing Board members;

•	upon the acquisition of the Company; or

•	upon the liquidation or dissolution of the Company (with approval of the stockholders)

Termination by Death or Disability

In the event of death or disability, executives receive no payment other than through life insurance or disability insurance available to salaried employees generally.  Under the 1998 Stock Incentive Plan, all options may be exercised for 90 days after death or disability to the extent vested on the date of such death or total disability.  Under the 2007 Stock Incentive Plan, vested options are exercisable in the case of death or disability within the greater of:  30 days, or one-fourth of the length of time elapsed since the options first vested to the date of termination.  Under both plans,  in no case can options be exercised beyond the expiration date of the award.

In the event of termination by death or disability, the executive or his or her estate will receive his or her bonus to the extent earned.

 Termination by Retirement

Executives are eligible to participate in the Company's Pension Plan and, subject to authorization of the Board, may participate in the Company's SERP.  At year-end 2007, Stephen L. Sanetti and Robert Stutler were eligible for early retirement under Pension Plan, and Mr. Sanetti was the only executive participating in the SERP, but elected to receive a cash settlement of his accrued SERP benefits in a lump sum payment made on February 1, 2008.  None of the Named Executive Officers was eligible for normal retirement, and none of the Named Executive Officers will accrue service in the Pension Plan beyond December 31, 2007, the effective date of that plan’s “freeze” by the Company.  Pension benefits are described under "PENSION PLANS" below.  In addition to the pension benefits described below, when a retirement-eligible employee terminates employment, his or her options awarded under the 1998 Stock Incentive Plan expire 90 days after termination.  Under the 2007 Stock Incentive Plan, vested options awarded to the Named Executive Officers are exercisable in the case of retirement within the greater of:  30 days, or one-fourth of the length of time elapsed since the options first vested to the date of retirement.  Under both plans, in no case can options be exercised beyond the expiration date of the award.

In the event of termination by retirement, the executive will receive his or her bonus to the extent earned.

 Voluntary and Involuntary Termination

Executives receive no payments or benefits above those that are available to all employees generally upon voluntary termination.  On December 13, 2006 the Board approved the creation of the Sturm, Ruger & Company, Inc. Employee Severance Plan, a formal severance plan for all employees, and under which officers, in the event of termination without cause, will receive one month's salary per year of service, plus medical insurance continuation, for a minimum of six months and a maximum of 18 months. These benefits are available to all employees generally (absent a Change in Control event, death, disability or retirement or in the case of Mr. Fifer, he is terminated without cause), but minimum and maximum benefit periods are based upon hourly, salaried, or salaried officer status.  On February 5, 2008, the Board approved a revised form of severance agreement, which has been offered to all of the Company’s executive officers.  The revised form of severance agreement expands the severance benefits to include base salary and medical insurance continuation in cases of termination without cause for a minimum of 12 months and a maximum of 18 months.  Under the 1998 Stock Incentive Plan, when an employee terminates voluntarily before retirement, his or her stock options expire 30 days after termination.  Under the 2007 Stock Incentive Plan, vested options awarded to the Named Executive Officers are exercisable in the case of voluntary termination within the greater of:  30 days, or one-fourth of the length of time elapsed since the options first vested to the date of retirement.  Under both plans, options cannot be exercised beyond the expiration date of the award.  Under both plans, in the case of involuntary termination, an employee's stock options terminate immediately.

If any employee voluntarily or involuntarily without cause terminates his or her employment the employee, will receive his or her bonus to the extent earned.  If an employee is terminated for cause, any bonus is forfeited.

 Retention Agreements

The Company may enter into retention agreements from time to time with retiring executives in order to facilitate the management transition of the executives’ areas of responsibility.  Robert R. Stutler entered into a retention and consulting agreement with the Company upon his retirement as Vice President of Prescott Operations on February 15, 2008.  This agreement provides for eighteen months’ of compensation equivalent to his base salary in effect at the time of his retirement and continued health insurance benefits for the same period of time.  Commencement of payment of Mr. Stutler’s compensation under the retention agreement will be postponed until August 16, 2008 in accordance with IRS Tax Code Section 409A, and will be made retroactive to February 16, 2008 with interest of 6% per annum applied to the retroactive payments.  Mr. Stutler will also be entitled to receive a performance bonus for 2008 prorated until February 15, 2008 provided that the financial goals are met that trigger the obligation of the Company to pay such bonus.

POTENTIAL AND ACTUAL PAYMENTS UNDER SEVERANCE AGREEMENTS TABLE

The table below sets forth the terms and estimated potential payments and benefits provided in each termination circumstance for the Company's Named Executive Officers as of December 31, 2007.  The potential amounts shown in the table do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to the Company's salaried employees generally.  These include:  accrued vacation pay, regular pension benefits under the Company's Pension Plan, any severance paid under the Company's general policy as described above, and voluntary and involuntary termination absent a Change in Control.  Although all options granted under the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan vest the same for salaried employees as executives, these values are included, as options have traditionally been granted primarily to executives.

Named Executive Officers	Severance Agreement ($)	Bonus Payment (1) ($)	Number of Options That Vest (2)(3) (#)	Retirement Benefits (SERP) (4) ($)	Continuation of Medical Welfare Benefits (5) ($)	Aggregate Payments (6) ($)
Michael O. Fifer
Change In Control (7)	$600,000	$450,000	440,000	0	$23,268	$1,073,268
Termination without Cause	$600,000	0	0	0	0	$600,000
Retirement	n/a	$300,000	0	0	0	$300,000
Death or Disability	n/a	$300,000	0	0	0	$300,000
Stephen L. Sanetti
Change In Control	$487,500	$243,750	15,000	0 (4)	$23,268	$754,518
Retirement	n/a	$162,500	0	0 (4)	0	$162,500
Death or Disability	n/a	$162,500	0	0 (4)	0	$162,500
Thomas A. Dineen
Change In Control	$ 300,000	$120,000	80,000	0	$23,268	$443,268
Retirement	n/a	$80,000	0	0	0	$ 80,000
Death or Disability	n/a	$80,000	0	0	0	$ 80,000
Robert R. Stutler
Change In Control	$337,500	$135,000	15,000	0	$23,268	$495,768
Retirement	n/a	$90,000	0	0	0	$ 90,000
Death or Disability	n/a	$90,000	0	0	0	$ 90,000
Thomas P. Sullivan
Change In Control	$352,500	$141,000	115,000	0	$23,268	$516,768
Retirement	n/a	$94,000	0	0	0	$94,000
Death or Disability	n/a	$94,000	0	0	0	$94,000

Notes to Potential and Actual Payments Under Severance Agreements Table

(1)
The Bonus payment under Retirement or Death or Disability shall be prorated to the extent earned during the partial year prior to Retirement or Death or Disability.  The amount show is the nominal bonus at 100% achievement of goals for a full 12 months.

(2)	Includes total number of options awarded under Company’s 1998 and 2007 Stock Incentive Plans. Some of the options may have already vested under the normal terms of the awards.

(3)
Under the 1998 Stock Incentive Plan, vested time-based options awarded to the Named Executive Officers are exercisable within 30 days of voluntary termination, or within 90 days of the earlier of the optionee's retirement, death or disability.  Under the 2007 Stock Incentive Plan, vested time or performance-based options awarded to the Named Executive Officers are exercisable in the case of voluntary termination, retirement, death or disability within the greater of:  30 days, or one-fourth of the length of time elapsed since the options first vested to the date of termination.   Under both plans, all vested options expire at the close of business on the date of involuntary termination.  In the event of a Change in Control as defined under the plans, all options vest immediately.

(4)
The Company's only active SERP Participant in 2007, Stephen L. Sanetti, elected on December 20, 2007 to receive a lump sum payout of the value of his accrued benefits under that plan of $989,889, which was paid to Mr. Sanetti on February 1, 2008. As of February 1, 2008, no employees are participating in the SERP.

(5)	Includes continuation of health insurance coverage assuming family coverage for potential severance recipients.

(6)	Aggregate payments exclude number of options that vest.

(7)
Quantifies only benefits payable upon termination under the Severance Agreements following a Change in Control (the maximum benefits under the agreement).  Mr. Fifer's Severance Agreement provides for payments in the absence of a Change in Control if he is terminated without cause, which is listed in the row of this table entitled "Termination Without Cause."

PENSION PLANS

All of the Company's salaried employees participate in the Sturm, Ruger & Company, Inc. Salaried Employees' Retirement Income Plan (the "Pension Plan"), a defined benefit pension plan, which generally provides annual pension benefits at age 65 in the form of a straight life annuity in an amount equal to:  (i) 1-1/3% of the participant's final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant's Social Security covered compensation, multiplied by (ii) the participant's years of credited service up to a maximum of 25 years.

On October 1, 2007, the Pension Plan was “frozen” by the Board of Directors so that participants will no longer accrue additional service under the plan after December 31, 2007.  In lieu of continued benefit accruals under the Pension Plan, as of January 1, 2008, the Company will make supplemental discretionary contributions for all eligible employees under its 401(k) Plan in addition to the safe harbor employer match contributed on behalf of eligible 401(k) Plan participants.

John M. Kingsley, Jr., a Director who retired as Executive Vice President of the Company on December 31, 1996, received $37,710 in benefits from the Pension Plan during 2007.

The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the "SERP") is a nonqualified supplemental retirement plan for certain senior executives of the Company who have achieved the rank of Vice President or above and who are selected by the Compensation Committee.  Stephen L. Sanetti, an executive officer who appears in the Summary Compensation Table, was the only active employee who participated in the SERP in 2007.

The SERP generally provides an annual benefit beginning at age 65, the normal retirement age under the SERP, based upon a participant’s completed years of service with the Company as of such age.  The maximum benefit under the SERP is equal to 50% of the participant's average annual compensation, including base pay, bonuses and other incentive compensation, up to $400,000.  All SERP benefits are reduced by the amount the participant is entitled to receive under the Pension Plan, and are further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65.  The SERP benefit is payable as an annuity over the life of the participant, with 50% to continue for the life of the participant's surviving spouse after the participant's death.  Pre-retirement death or disability benefits are also provided to plan participants under the SERP.

On December 20, 2007, the Board of Directors amended the SERP to allow lump sum cash settlements of their accrued benefits to be offered to the three SERP participants, Stephen L. Sanetti, William B. Ruger, Jr., who retired as Chief Executive Officer on February 28, 2006, and John M. Kingsley, Jr.  On that date, Messrs. Sanetti and Ruger, Jr. both elected to receive a lump-sum cash payment of $989,889 and $1,084,526, respectively, in full settlement of their accrued SERP benefits.  These payments were made on February 1, 2008.

William B. Ruger, Jr. received $109,176 in benefits from the SERP during 2007.  John M. Kingsley, Jr. received $150,036 in benefits from the SERP during 2007.  As of February 1, 2008, Mr. Kingsley is the only remaining participant in the SERP and is in retired status.

Prior to December 31, 2006, the Company's salaried employees also participated in the Sturm, Ruger & Company, Inc. Profit Sharing Plan, a defined contribution retirement plan, which generally provided an annual employer contribution based on Company profits and individual base salaries to those participants who met the plan's annual participation requirements, with participant direction of individual account balances.  Participants generally became vested in their account balances after five years of service, but could not receive distribution of their account balances until they attained age 65.  Those individuals named in the Summary Compensation Table who were excluded from participating in the Profit Sharing Plan as a result of the limitations under IRS Tax Code Sections 401(a)(4) and 410(b)  were eligible to participate in the non-qualified Supplemental Executive Profit Sharing Plan, designed to emulate the benefits provided under the Profit Sharing Plan, with Company gross-up for taxes related to the annual benefit.  Until December 31, 2006, the Company also maintained the Hourly Employees' 401(k) Plan, which excluded salaried employees.  However, as of January 1, 2007, the Board authorized the merger of the Profit Sharing Plan with the 401(k) Plan and the discontinuance of the Supplemental Executive Profit Sharing Plan.  The new Sturm, Ruger & Company, Inc. 401(k) Plan, effective January 1, 2007, provides a safe harbor match for both hourly and salaried participants of the plan equal to 100% of the first 3% of employee contributions, plus 50% of the next 2% of employee contributions, subject to annual IRS limits, and full vesting in all account balances.  The individuals named in the Summary Compensation Table are eligible to participate in the Sturm, Ruger & Company, Inc. 401(k) Plan, subject to IRS plan limits.  Effective January 1, 2008, an additional discretionary employer contribution of approximately 1.5% of qualified compensation will be contributed to the 401(k) Plan accounts of all eligible Company employees for the 2008 plan year.

2007 PENSION BENEFITS TABLE

The following table sets forth the present value of pension benefits accrued by, and actual benefits paid in 2007 to the Named Executive Officers under the Salaried Employees' Retirement Income Plan (the “Pension Plan”) and Supplemental Executive Retirement Plan (the “SERP”).

		Salaried Employees’ Retirement Income Plan (1)		Supplemental Executive Retirement Plan (2)
Named Executive Officers	Credited Service (3) (Years)	Present Value of Accumulated Plan Benefit (4) ($)	Payments During Last Fiscal Year ($)	Present Value of Accumulated Plan Benefit (5) ($)	Payments During Last Fiscal Year ($)
Michael O. Fifer	1.3	$13,452
Stephen L. Sanetti (6)	25.0	$410,171		$989,889
Thomas A. Dineen	10.6	$36,495
Robert R. Stutler (6)	20.8	$519,753
Thomas P. Sullivan	1.4	$7,016

Notes to Pension Benefits Table

(1)	On October 1, 2007, the Board of Directors authorized the suspension of benefits, or “freeze”, of the Pension Plan effective January 1, 2008.

(2)	On December 20, 2007, the Board amended the SERP to allow lump-sum cash settlements of their accrued benefits to be offered to the three participants of that plan.

(3)	The maximum years of credited service under each of the Salaried Employees' Retirement Income Plan and SERP is 25. Mr. Sanetti had 27.7 years of actual service as of December 31, 2007.

(4)
The present value of accumulated benefits under the Pension Plan is calculated assuming a discount rate of 5.75%, the 2000 Group Annuity Mortality Table, average earnings and service credits as of December 31, 2007.

(5)
The present value shown for Mr. Sanetti under the SERP represents the actual lump sum cash settlement value of his accrued benefits under that plan, which were paid to Mr. Sanetti on February 1, 2008 per his December 20, 2007 election.

(6)	As of December 31, 2007, Mr. Sanetti and Mr. Stutler were eligible for early retirement under the Salaried Employees' Retirement Income Plan. Mr. Stutler retired under the plan on February 15, 2008.

PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP

PRINCIPAL STOCKHOLDER TABLE

The following table sets forth as of March 1, 2008 the ownership of the Company’s Common Stock by each person of record or known by the Company to beneficially own more than 5% of such stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	2,330,690 (1)	11.3%
Common Stock	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,086,447 (2)	10.1%
Common Stock	Renaissance Technologies LLC and James H. Simons 800 Third Avenue New York, NY 10022	1,479,600 (3)	7.2%

(1)	Such information is as of December 31, 2007 and is derived exclusively from a Schedule 13G filed by Janus Capital Management LLC on January 10, 2008.

(2)
Such information is as of February 29, 2008 and is derived exclusively from a Schedule 13G filed jointly by  Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutchland) AG on March 10, 2008.

(3)	Such information is as of August 17, 2007 and is derived exclusively from a Schedule 13G filed jointly by Renaissance Technologies LLC and James H. Simons on February 12, 2008.

BENEFICIAL OWNERSHIP TABLE

The following table sets forth certain information as of March 1, 2008 as to the number of shares of the Company’s Common Stock beneficially owned by each Director, Named Executive Officer and all Directors and Named Executive Officers of the Company as a group.

Name	Beneficially Owned Shares of Common Stock (1) (#)	Stock Options Currently Exercisable or to Become Exercisable within 60 days after March 1, 2008 (#)	Total Share Investment in Common Stock (#)	Percent of Class (%)
Independent Directors:
James E. Service	19,320	20,000	39,320	*
John A. Cosentino, Jr.	51,820	15,000	66,820	*
C. Michael Jacobi	11,820	10,000	21,820	*
John M. Kingsley, Jr.	5,980	20,000	25,980	*
Stephen T. Merkel	9,020	10,000	19,020	*
Ronald C. Whitaker	13,820	10,000	23,820	*
Named Executive Officers:
Michael O. Fifer (also a Director)	53,857	80,000	133,857	*
Stephen L. Sanetti (also a Director)	82,347	0	82,347	*
Thomas A. Dineen	11,199	13,000	24,199	*
Robert. R. Stutler	20,000	0	20,000	*
Thomas P. Sullivan	1,285	20,000	21,285
Directors and executive officers as a group: (6 independent Directors, 2 Directors who were also executive officers during 2007 and 6 other executive officers)	312,480	228,000	540,480	2.43%

Notes to Beneficial Ownership Table

*	Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1)
Includes 1,820 shares of Common Stock granted to each Independent Director pursuant to Section 11 of the 2007 Stock Incentive Plan approved by the Company’s stockholders on April 24, 2007.  These shares represent awards of restricted stock with a grant date value of $25,000 issued annually as part of the compensation for Independent Directors. The first group of these awards was issued on May 4, 2007, the date that the shares authorized under the 2007 Stock Incentive Plan were registered with the SEC. As provided under the terms of the 2007 SIP, the grant date value of the awards is based on the mean of the high and low of the Common Stock on the date of grant, $13.73.  These shares are considered owned with risk of forfeiture until they vest on the date of the Company’s Annual Meeting next following the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and NYSE.  Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of the Section 16(a) report forms furnished to the Company and written representations that no other reports were required, that with respect to the period from January 1, 2007 through December 31, 2007, all such forms were filed in a timely manner by the Company's officers, Directors and greater-than-10% beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Board has a policy of monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.

On March 8, 2007, the Company sold 42 parcels of non-manufacturing real property held for investment for $7.3 million to William B. Ruger, Jr., the Company’s former Chief Executive Officer and Chairman of the Board.  The sales price was based upon an independent appraisal.   The sale included substantially all of the Company’s raw land non-manufacturing real property assets in New Hampshire.  The Company recognized a gain of $5.2 million from the sale.  Also in March of 2007, the Company sold several pieces of artwork, originally purchased for the Company by founder William B. Ruger, Sr. to members of the Ruger family for $0.1 million and recognized insignificant gains from these sales.

PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT AUDITORS

McGladrey & Pullen, LLP has served as the Company’s independent auditors since 2005.  Subject to the ratification of the stockholders, the Board of Directors has reappointed McGladrey & Pullen, LLP as the Company's independent auditors for the 2008 fiscal year.

PRINCIPAL ACCOUNTANTS' FEES AND SERVICES

The following table summarizes the fees incurred by the Company for professional services rendered by McGladrey & Pullen, LLP during fiscal years 2007 and 2006.

Principal Accountants’ Fees
	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$534,800	$513,000
Audit-Related Fees	$45,000	$42,000
Tax Fees	$12,000	$14,000
All Other Fees	$0	$0
Total Fees	$591,800	$569,000

Audit Fees

Consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements, the audit of internal controls over financial reporting per Section 404 of the Sarbanes-Oxley Act, the review of interim consolidated financial statements included in quarterly reports and services provided in connection with statutory and regulatory filings or engagements.

Audit - Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees."  These services include audits of the Company's employee benefit and compensation plans.

Tax Fees

Consist of fees billed for professional services for tax assistance, including pre-filing reviews of original and amended tax returns for the Company and tax audit assistance.

All Other Fees

There were no fees or expenses reimbursed for services rendered by McGladrey & Pullen, LLP to the Company, other than for services described above, for the years 2007 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

It is the policy of the Audit Committee to meet and review and approve in advance, on a case-by-case basis, all engagements by the Company of permissible non-audit services or audit, review or attest services for the Company to be provided by the independent auditors, with exceptions provided for de minimus amounts under certain circumstances as prescribed by the Exchange Act.  The Audit Committee may, at some later date, establish a more detailed pre-approval policy pursuant to which such engagements may be pre-approved without a meeting of the Audit Committee.  Any request to perform any such services must be submitted to the Audit Committee by the independent auditor and management of the Company and must include their views on the consistency of such request with the SEC's rules on auditor independence.

All of the services of McGladrey & Pullen, LLP described above under "Audit-Related Fees" and "Tax Fees" were approved by the Audit Committee in accordance with its policy on permissible non-audit services or audit, review or attest services for the Company to be provided by its independent auditors, and no such approval was given through a waiver of such policy for de minimus amounts or under any of the other circumstances as prescribed by the Exchange Act.

The Company (or someone on its behalf) has not consulted McGladrey & Pullen, LLP during the two most recent fiscal years and the subsequent interim period preceding their appointment regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board of Director Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a "Code of Business Conduct and Ethics" as part of the Company's Corporate Compliance Program, which governs the obligation of all employees, executive officers and Directors of the Company to conform their business conduct to be in compliance with all applicable laws and regulations, among other things.  The Code of Business Conduct and Ethics is posted on the Company's website at www.ruger.com, and is available in print to any stockholder who requests it by contacting the Corporate Secretary as set forth in "STOCKHOLDER COMMUNICATIONS" below.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2009

To be considered for inclusion in the Proxy Statement distributed by the Company in connection with next year's Annual Meeting of Stockholders, stockholder proposals must be submitted in writing to the Company delivered or mailed by first class United States mail, postage prepaid, no earlier than December 24, 2008 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than January 23, 2009 (90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders).  Any stockholder proposal to be considered at next year's Annual Meeting of Stockholders, but not included in next year's Proxy Statement, must also be submitted in writing to the Company by January 23, 2009.

Recommendations for nominees to stand for election as Directors at next year's Annual Meeting of Stockholders must be received in writing delivered or mailed by first class United States mail, postage prepaid, no earlier than December 24, 2008 (120 days prior to the first anniversary of this year’s Annual Meeting of Stockholders), and no later than January 23, 2009 ( 90 days prior to the first anniversary of this year’s Annual Meeting of Stockholders) and include the information as required under "THE BOARD OF DIRECTORS AND ITS COMMITTEES – Nominating and Corporate Governance Committee" described above.

All stockholder proposals or Director nominations should be submitted to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

STOCKHOLDER AND INTERESTED PARTY COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a method by which stockholders and interested parties can send communications to the Board.  Stockholders and interested parties may communicate in writing any questions or other communications to the Chairman or non-management Directors of the Board through the following methods:

•	by contacting the Corporate Secretary at Sturm, Ruger & Company, Inc., 1 Lacey Place, Southport, CT 06890;

•	by telephone at (203) 259-7843;

•	by fax at (203) 256-3367; or

•	by calling the Company's corporate communications telephone "hotline" at 1-800-826-6762 or emailing the hotline at sturm-ruger@hotlines.com. These hotlines are monitored 24 hours a day, 7 days a week.

Stockholders or interested parties may also communicate in writing any questions or other communications to the management Directors of the Board in the same manner.

Stockholders may contact the Corporate Secretary at (203) 259-7843 or Computershare Investor Services, LLC, which is the Company's stock transfer agent, at (312) 360-5190 for questions regarding routine stockholder matters.

OTHER MATTERS

Management of the Company does not intend to present any business at the Meeting other than as set forth in Proposal 1 and 2 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting.  If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2007, including the financial statements and financial statement schedules.  Such requests should be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06890.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Leslie M. Gasper
Leslie M. Gasper
Corporate Secretary

Southport, Connecticut
March 14, 2008